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                                                                    Exhibit 23.1




CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-21161) of Shiloh Industries, Inc. of our report dated December 11, 1997, appearing on Page 15 of this Annual Report on Form 10-K.



/s/  Price Waterhouse LLP

Cleveland, Ohio
January 27, 1998